UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 6, 2006

Commission File No. 0-26634

LECROY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	13-2507777
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Chestnut Ridge Road

Chestnut Ridge, New York 10977

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (825) 425-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 5, 2006, LeCroy Corporation (NASDAQ: LCRY) issued a press release announcing that it has priced its previously announced private placement of $60,000,000 aggregate principal amount of 4.0% convertible senior notes due 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release, dated October 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LECROY CORPORATION
By: /s/ Sean O’Connor Sean O’Connor Vice President, Finance, Chief Financial Officer, Secretary and Treasurer

Dated: October 6, 2006

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release, dated October 5, 2006.

FOR IMMEDIATE RELEASE

Contact:

Sean O’Connor

Chief Financial Officer

LeCroy Corporation
Tel: 845-425-2000

LECROY ANNOUNCES PRICING OF $60 MILLION

CONVERTIBLE SENIOR NOTES

CHESTNUT RIDGE, NY, October 5, 2006 – LeCroy Corporation (NASDAQ: LCRY) announced today that it has priced its previously announced offering of $60 million aggregate principal amount of convertible senior notes due 2026. The Company also granted the initial purchasers a 30 day option to purchase an additional $12 million of notes to cover over-allotments. The offering is available to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended. The sale of the notes is expected to close on October 12, 2006 subject to customary closing conditions.

The notes will bear interest at the annual rate of 4.00%. The notes will pay interest semiannually through maturity and will be convertible at an initial conversion rate of 68.7285 shares of common stock per $1,000 principal amount of notes, which is equivalent to a conversion price of approximately $14.55 per share of common stock. The conversion rate will be subject to adjustment upon the occurrence of specified events. Upon conversion of the notes, holders will receive cash up to the principal amount of each note, any excess conversion value will be delivered in cash or shares of LeCroy’s common stock.

LeCroy expects to use the net proceeds from this offering to repay approximately $32 million of term debt under its credit facility; repurchase up to $10 million of its issued and outstanding stock contemporaneous with this offering; and repay a portion of the debt under its revolving credit facility which was drawn down to fund the acquisition of Catalyst Enterprises, Inc.

This announcement does not constitute an offer to sell or the solicitation of offers to buy any security. Any offers of the securities will be made only by means of a private offering circular. The notes and any common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933 or the securities laws of any other jurisdiction and, unless they are registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.

Forward-Looking Statements

This press release contains forward-looking statements about LeCroy, including its proposed offering of notes. All forward-looking statements in this press release reflect LeCroy’s current analysis of existing trends and information and represent LeCroy's judgment only as of the date of this press release. Actual results may differ from current expectations based on a number of factors including but not limited to changing market conditions and LeCroy's ability to complete the offering. Therefore, the reader is cautioned not to rely on these forward-looking statements. LeCroy disclaims any intent or obligation to update these forward-looking statements except to the extent required by law.